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                                                                    EXHIBIT 5.01


                   [LETTERHEAD OF RAINEY, ROSS, RICE & BINNS]


                                October 6, 2000



Oklahoma Gas and Electric Company
321 N. Harvey
Oklahoma City, Oklahoma  73101

         RE:      $110,000,000 PRINCIPAL AMOUNT OF SECURITIES

Gentlemen:

     We have examined the Form S-3 Registration Statement, dated October 6,
2000 (the "Registration Statement), of Oklahoma Gas and Electric Company (the "Company"), to which the opinion is an exhibit, for the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate principal amount of $110,000,000 of notes ("Senior Notes") to be issued under the Indenture, dated October 1, 1995, as heretofore supplemented and amended by supplemental indentures and a new supplemental indenture for each series of Senior Notes, all from the Company to The Bank of New York, as successor trustee (such Indenture, as supplemented and as to be supplemented, is herein referred to as the "Indenture"). We have examined all records, instruments, and documents which we have deemed necessary for the purposes of this opinion, including the Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to the Senior Notes to be filed by the Company pursuant to the Act.

     Based upon the foregoing and upon our general familiarity with the property and affairs of the Company, we are of the opinion that:

     1. The Company is a validly organized and legally existing corporation, in good standing under the laws of the State of Oklahoma and is authorized to conduct and operate its business as a public utility in the State of Oklahoma.

     2. The Indenture, other than any new supplemental indentures for the series of Senior Notes, is a valid, legal and binding instrument of the Company.

     3. When, as and if the Registration Statement on Form S-3, to which this opinion is an exhibit, becomes effective pursuant to the provisions of the Securities Act of 1933, as amended and the Oklahoma Corporation Commission has authorized the issuance and sale of the Securities and, when, as and if the Senior Notes and one or more new supplemental indentures

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relating thereto have been duly executed and delivered, and the consideration for the Senior Notes duly received by the Company, all in the manner contemplated by the said Registration Statement, the Senior Notes will be legally issued and binding obligations of the Company.

     4. The statements made in the above-mentioned Registration Statement and in the related Prospectus, purporting to be made or based upon our opinion correctly set forth our opinion upon said respective matters.

                                                      Respectfully,

                                                      RAINEY, ROSS, RICE & BINNS

                                                      By:  /s/  HUGH D. RICE
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